                                                                   EXHIBIT 10.10






                                 SAVINGS PLAN OF

                          THE CONNECTICUT WATER COMPANY

                           Amended and Restated as of
                                 January 1, 1999

                     (except as otherwise indicated herein)

                                TABLE OF CONTENTS


ARTICLE I                  NAME OF PLAN
ARTICLE II                 DEFINITIONS
ARTICLE III                ADMINISTRATION
ARTICLE IV                 PARTICIPATION
ARTICLE V                  CONTRIBUTIONS BY EMPLOYEES
ARTICLE VI                 CONTRIBUTIONS BY THE EMPLOYER
ARTICLE VII                INVESTMENT OF CONTRIBUTIONS
ARTICLE VIII               ALLOCATION OF CONTRIBUTIONS
ARTICLE IX                 VESTING
ARTICLE X                  PAYMENT OF BENEFITS
ARTICLE XI                 WITHDRAWALS FROM ACCOUNTS
ARTICLE XII                LOANS TO PARTICIPANTS
ARTICLE XIII               TERMINATION OF PLAN
ARTICLE XIV                AMENDMENT OF PLAN
ARTICLE XV                 CLAIMS PROCEDURE
ARTICLE XVI                THE TRUSTEE
ARTICLE XVII               MISCELLANEOUS PROVISIONS
ARTICLE XVIII              TOP-HEAVY PLAN PROVISIONS

                  SAVINGS PLAN OF THE CONNECTICUT WATER COMPANY

         WHEREAS, The Connecticut Water Company heretofore established a savings plan for its employees effective January 1, 1985;

         WHEREAS; under the terms of the Plan, the Employer has the ability to amend the Plan;

         WHEREAS, the Plan, which has been amended from time to time, was restated in its entirety effective as of January 1, 1989, October 1, 1995 and January 1, 1996;

         NOW, THEREFORE, the following plan is hereby adopted by The Connecticut Water Company to be effective January 1, 1999, except as otherwise indicated herein:

                                   ARTICLE I
                                  NAME OF PLAN

         1.1 The name of this Savings Plan, as amended from time to time, shall be the "Savings Plan of The Connecticut Water Company" (hereinafter the "Plan").

                                   ARTICLE II
                                   DEFINITIONS

         When used herein, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which a term is used:

         2.1 "Account" shall mean collectively the Participant's Employee Salary Deferral Contribution Account, Rollover Account, Additional Employee Contribution Account, and Employer Contribution Account, whether or not such accounts have actually been combined into one account.

         2.2 "Accrued Balance" shall mean the balance of a Participant's
Account.

         2.3 "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations issued pursuant thereto.

         2.4 "Additional Employee Contribution" shall mean any contribution by an Employee to the Trust Fund as provided for in Section 5.2 hereof.

         2.5 "Additional Employee Contribution Account" shall mean the account of a Participant as provided for in Section 8.2 hereof.

         2.6 "Administrator" shall mean the person or persons designated by the Committee, pursuant to Section 3.5 hereof, as the Administrator of the Plan, within the meaning of Section 3(16)(A) of the Act.

         2.7 "Affiliated Company" shall mean any company which is included within a "controlled group of corporations" within which the Company is also included, as determined under Section 1563 of the Code without regard to subsections (a)(4) and (e)(3)(c) of said Section 1563. Notwithstanding the foregoing, with respect to the benefit limitations set forth in Paragraphs 8.5 and 8.6 of this Plan, such determination under Section 1563 shall be made assuming the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1).

         2.8 "Beneficiary" shall mean a Participant's surviving spouse, if any, or any other person designated by a Participant who is entitled to receive any benefits payable hereunder upon the Participant's death pursuant to Section 10.5 hereof, or the executor or administrator of the Participant's estate if there is no surviving spouse and if no other Beneficiary shall have been effectively designated by the Participant.

         2.9 "Board" shall mean the Board of Directors of the Company.

         2.10 "Calendar Quarter" shall mean each calendar quarter beginning on the first day of January, April, July or October in each calendar year.

         2.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all regulations issued pursuant thereto.

         2.12 "Code Section 415 Compensation" shall mean with respect to any Participant such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

         For Plan Years beginning after December 31, 1997, for purposes of this Section, the determination of "Code Section 415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b).

         2.13 "Committee" shall mean the Committee appointed to manage and administer the Plan in accordance with Section 3.1 hereof.

         2.14 "Company" shall mean The Connecticut Water Company, any corporation or business that is merged with the Company, or any successor corporation or business organization that assumes the obligations of the Plan with respect to its Employees.

         2.15 "Company Stock" shall mean common stock of Connecticut Water Service, Inc.

         2.16 "Company Stock Fund" shall mean that portion of the Trust Fund invested exclusively in Company Stock, as provided for in Article VII hereof; provided, however, that (i) short term cash investments shall be permitted to the extent that whole shares of Company Stock cannot be purchased, (ii) cash dividends received shall be reinvested in Company Stock and (iii) any other rights or non-cash distributions (other than dividends in the form of Company Stock) shall be sold and the proceeds invested in Company Stock.

         2.17 "Compensation" shall mean all compensation paid by the Employer to or for the benefit of an Employee during a Plan Year, excluding, under rules uniformly applicable to all Employees similarly situated, bonuses, pay for overtime, special pay, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses and the Employer's cost for any public or private employee benefit plan, including the Plan; provided, however, that, unless otherwise specifically stated herein, Compensation shall include amounts deferred under any salary deferral agreement pursuant to Section 5.1 hereof, or any cafeteria plan pursuant to Section 125 of the Code, or any nonqualified retirement plan or arrangement maintained by the Employer.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

         2.18 "Early Retirement Date" shall mean the date on which a Participant retires prior to his Normal Retirement Date and after his attainment of age fifty-five (55).

         2.19 "Employee" shall mean any person who is regularly engaged in rendering personal services to the Employer other than as an independent contractor.

         2.20 "Employee Loan Fund" shall mean that portion of the Trust Fund invested exclusively in personal notes executed by Participants as provided for in Section 7.4 hereof.

         2.21 "Employee Salary Deferral Contributions" shall mean the contributions made by the Employer to the Trust Fund as provided for in Sections 5.1, 6.1, and 6.2(c) hereof.

         2.22 "Employee Salary Deferral Contribution Account" shall mean the account of a Participant as provided for in Section 8.2 hereof.

         2.23 "Employer" shall mean the Company and any Participating Company.

         2.24 "Employer Contributions" shall mean the contributions, if any, made by the Employer to the Trust Fund as provided for in Sections 6.2(a) and
(b) hereof.

         2.25 "Employer Contribution Account" shall mean the account of a Participant as provided for in Section 8.2 hereof.

         2.26 "Entry Date" shall mean the January 1, April 1, July 1 and October 1 of each Plan Year.

         2.27 "Fiduciary" shall mean any person (1) who exercises any discretionary authority or control respecting management of the Plan or any authority or discretionary control respecting management or disposition of assets held under the Plan; (2) who renders investment advice for a fee or other compensation, direct or indirect, as to assets held under the Plan or has any authority or responsibility to do so; or (3) who has any discretionary authority or discretionary responsibility in the administration of the Plan, within the meaning of Section 4975(e) (3) of the Code.

         2.28 "414(s) Compensation" shall mean with respect to any Employee his wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed plus amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Sections 125, 402(e)(3), 401(h)(1)(B), 403(b) or 457(b).

         Effective January 1, 1998, 414(s) Compensation in excess of $160,000 shall be disregarded. Such amount shall be adjusted as permitted under Code
Section 401(a)(17).

         2.29 "Highly Compensated Employee" means, effective as of January 1, 1997, an Employee who performed services for the Employer during the determination year and is in one or more of the following groups:

         (a) Employees who at any time during the determination year or look-back year were five percent owners of the Employer. Five percent owner means any person who owns (or is considered as owning within the meaning of Code
                  Section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
                  (m) and (o) shall be treated as separate employers.

         (b) Employees who received Code Section 414(s) Compensation during the look-back year from the Employer in excess of $80,000. This amount shall be adjusted at such time and in such manner as is provided in Treasury Regulations.

         The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.

         In determining who is a Highly Compensated Employee, all Affiliated Companies shall be taken into account as a single employer and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such leased employees are covered by a plan described in Code
Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of leased employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. In addition, highly compensated former employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the determination year.

         2.30 "Highly Compensated Participant" shall mean any Highly Compensated Employee who is eligible to participate in the Plan.

         2.31 "Hour of Service" shall mean (1) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties (to be credited to the Employee as of the time that the duties were performed); (2) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons other than the performance of duties, such as vacation or holidays (to be credited in accordance with Labor Department Regulation Section 2530.200b-2(c) or any successor regulation); (3) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer (to be credited to the Employee as of the time to which the award or agreement pertains rather than the time that the award, agreement or payment is made). The same hour shall not be credited under more than one of the above clauses. In determining Hours of Service for the purpose of clause (2) above, the provisions of Labor Department Regulation Section 2530.200b-2(b) or any successor regulation shall be applicable. Hours of Service shall also include each hour, based on the Employee's standard work week and work day as in effect from time to time, during which an Employee is absent from work:

         (a) temporarily, on account of illness or with the consent of the Employer for a period not to exceed six months. In the event of any absence approved by the Employer and exceeding six months, the Committee shall establish uniform rules for the inclusion or exclusion of any hour as an Hour of Service on account of such absence in excess of six months; or

         (b) effective as of December 12, 1994, on account of qualified military service, as determined in accordance with USERRA and Code Section 414(u).

         2.32 "Investment Fund" shall mean a fund selected by the Committee in which all or a portion of the Trust Fund may be invested, as provided in Article VII hereof.

         2.33 "Non-Highly Compensated Participant" shall mean any Participant who is not a Highly Compensated Employee.

         2.34 "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the date on which the Participant attains age sixty-five (65).

         2.35 "1-Year Break in Service" shall mean a Period of Severance of at least 12 consecutive months.

         2.36 "Participant" shall mean an Employee who is eligible to participate in the Plan under the terms of Article IV hereof and who has taken all the steps required by said Article IV to participate in the Plan.

         2.37 "Participating Company" shall mean any Affiliated Company which is designated by the Board as a Participating Company under the Plan and whose designation as such has become effective and has continued in effect. The designation shall become effective only when it shall have been accepted by the Board of Directors of the Participating Company. A Participating Company may revoke its acceptance of such designation at any time, but until such acceptance has been revoked all of the provisions of the Plan and amendments thereto shall apply to the Employees (and their Beneficiaries) of the Participating Company. In the event the designation of a Participating Company as such is revoked by the Board of Directors of the Participating Company, the Plan will be deemed terminated only as to such Participating Company in accordance with Article XIII.

         2.38 "Period of Service" shall mean the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer and ending on the date a Period of Severance begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

         2.39 "Period of Severance" shall mean a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

         In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         2.40 "Plan" shall mean this plan: the Savings Plan of The Connecticut Water Company.

         2.41 "Plan Year" shall mean each calendar year ending on December 31.

         2.42 "Retirement Plan" shall mean The Connecticut Water Company Employees' Retirement Plan, as amended from time to time.

         2.43 "Rollover Account" shall mean the account of a Participant as provided for in Section 8.2 hereof.

         2.44 "Termination Date" shall mean the date on which the Participant ceases to be an Employee.

         2.45 "Total Disability" shall mean that disability which qualifies an Employee to be considered a totally and permanently disabled Employee for purposes of the Employer's long-term disability insurance benefits, as amended from time to time.

         2.46 "Trust" shall mean the trust created by the trust agreement, as amended from time to time, entered into by the Employer and the Trustee for the purpose of holding the Trust Fund.

         2.47 "Trustee" shall mean the person or persons who may at any time be acting as trustee or trustees of the Trust.

         2.48 "Trust Fund" shall mean all funds received by the Trustee from the Employer or any Participant, pursuant to the terms hereof, together with all income, profits and increments thereon, and less any expenses, losses and payments therefrom.

         2.49 "USERRA" shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

         2.50 "Valuation Date" shall mean the last day of each Calendar Quarter and/or such other date(s) as may be prescribed by the Committee with respect to the Investment Funds, the Company Stock Fund, and the Employee Loan Fund.

         Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

                                   ARTICLE III
                                 ADMINISTRATION

         3.1 Committee. The Committee established pursuant to Article XI of the Retirement Plan shall also act as the Committee hereunder. The Board shall certify to the Trustee the names and specimen signatures of the members of the Committee.

         3.2 Named Fiduciary. The Committee is hereby designated the Named Fiduciary of the Plan, within the meaning of Section 402(a) of ERISA, and subject to the provisions hereof, shall have the authority to control and manage the operation and administration of the Plan.

         3.3 Powers of Committee. The Committee shall have all powers necessary to determine in its sole discretion all questions concerning the administration of the Plan, including without limitation questions of eligibility of Employees, funding policy, and the amount of any benefits payable hereunder. In addition, the Committee shall have full authority to interpret and apply the provisions hereof, including without limitation authority to correct any defects or omissions or reconcile any inconsistencies herein, in such a manner and to such an extent as it shall deem necessary or desirable to effectuate the Plan. The Committee may make such rules and regulations for the administration of the Plan and the interpretation and application of the provisions hereof, as it deems necessary or desirable. Subject to the provisions of Article XV hereof, any determination by the Committee within the scope of its authority and any action taken thereon in good faith shall be conclusive and binding on all persons. Although the


                                      III-1
investment and management of assets of the Plan shall be the responsibility of the Trustee, subject to investment elections of Participants pursuant to Article VII hereof, the Committee shall be responsible for the selection of Investment Funds.

         3.4 Delegation of Duties. The Committee shall have authority in its sole discretion to designate or appoint, from time to time (1) persons to render advice to it with regard to any responsibility it has under the Plan, (2) persons to carry out specified fiduciary responsibilities for the operation and administration of the Plan, other than any responsibility to manage or control the assets of the Plan provided for in the trust agreement creating the Trust Fund, and (3) persons to act as investment managers to manage (including the power to acquire and dispose of) any assets of the Plan. Any such person shall serve at the pleasure of the Committee and may resign by delivering written notice to the Committee. The Committee may delegate any of its powers and duties to any person referred to in clause (2) above, subject to the limitation contained therein. Any appointment under clause (3) above shall be made and acknowledged in writing.

         3.5 Administrator. The Committee shall designate an Administrator of the Plan. In addition to carrying out any duties required of the Administrator by applicable provisions of ERISA, the Administrator shall prepare and file, or cause to be prepared and filed, such reports, descriptions, summaries, and financial and other statements with respect to the Plan as may be necessary or desirable, within the time prescribed therefor, and furnish such reports, descriptions, summaries, and statements to Participants and Beneficiaries as may be necessary or


                                      III-2
desirable, within the time specified therefor. Any delegation of duties to the Administrator by the Committee shall be made and acknowledged in writing. The Administrator shall serve at the pleasure of the Committee and may resign by delivering written notice to the Committee. If at any time there shall be a vacancy in the position of Administrator, the Committee shall serve as Administrator until said position has been filled as herein provided.

         3.6 Agent for Service. The Administrator shall be the agent for service of legal process in connection with any claim or proceeding relating to the Plan.

         3.7 Action by Majority. Any action which the Committee is authorized or required to take may be taken by a majority of the members of the Committee then holding office. The action of such majority of the members of the Committee, expressed by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee, and shall have the same effect for all purposes as if assented to by all the members of the Committee then holding office.

         3.8 Action by Single Member. The Committee may from time to time authorize any one or more of its members to execute any document on behalf of the Committee. The Committee shall certify to the Trustee the name of any such member authorized to act for it in its relationship with the Trustee and the extent and duration of such authorization.

         3.9 Member's Own Participation. A member of the Committee who is also a Participant shall not vote on the exercise of any rights or options or on any other matter with


                                      III-3
respect to his rights as a Participant; provided, however, that this prohibition shall not be construed as preventing such member from voting on matters which affect all Participants.

         3.10 Records. The Committee shall keep such records of its proceedings and acts as may in its discretion be necessary or desirable for the proper administration of the Plan. The Committee shall make available to each Participant or Beneficiary, for examination at its principal office or in such other place as the Committee may in its sole discretion decide is necessary or desirable to make available all pertinent records to such Participant or Beneficiary, such of its records as may pertain to such Participant or Beneficiary, and such Participant or Beneficiary shall have the right to examine the same during normal business hours. The Employer may at any time inspect the records of the Committee or have the same inspected by any agent or Employee and may at any time demand an accounting from the Committee.

         3.11 Compensation; Agents. The members of the Committee shall serve without compensation for services as such, but any member of the Committee who does not receive a salary from the Employer shall be paid such reasonable compensation for attending meetings of the Committee as may be voted by the Board, in its sole discretion. All expenses properly attributable to the operation and administration of the Plan, including fees paid to agents, advisors, counsel, investment managers, and other persons designated or appointed by the Committee to assist it, shall be paid as provided in Section
3.14 hereof.


                                      III-4

         3.12 Bonding; Liability of Committee. The Committee, or the Administrator, if so directed by the Committee, shall ensure that each Fiduciary of the Plan, including each member of the Committee, is bonded in accordance with applicable laws, rules, and regulations, including without limitation
Section 412 of ERISA. The Employer shall indemnify and hold harmless each member of the Committee, the Administrator and any other Fiduciary with respect to the Plan, if he is, or was at the time of the acts or failure to act in question, a director, officer or Employee of the Employer, from any liability, claim, demand, suit or action of any type, including without limitation reasonable attorneys' fees arising from any action or failure to act, provided that such person acted in good faith, in a manner he reasonably believed to be in the best interests of the Employer or of the Participants and Beneficiaries of the Plan and consistent with the provisions of the Plan and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

         3.13 Fiduciary Responsibility. Any Fiduciary with respect to the Plan shall discharge his duties solely in the interest of the Participants and Beneficiaries for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. In addition, any Fiduciary with respect to the Plan shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.


                                      III-5

         3.14 Expenses. The Employer shall pay all the administrative expenses of the Plan and all fees and retainers of the Plan's Trustee, auditors, and counsel so long as the Plan remains in effect, except that any expenses directly relating to the investments of the Trust Fund, such as taxes, brokerage commissions and registration charges, shall be paid by the Employer unless the Administrator shall direct the Trustee to pay such expenses from the Trust Fund. In the event of the failure of the Employer to pay such fees and retainers, the Trustee shall have the right to charge such amounts against the Trust Fund.


                                      III-6

                                   ARTICLE IV
                                  PARTICIPATION

         4.1 Eligibility Requirement. Every Employee of the Employer shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following his completion of a six (6) month Period of Service.

         4.2 Entry. The Committee shall notify each Employee of his eligibility to participate in the Plan upon meeting the requirements of Section 4.1 or 4.3 hereof, and shall provide him an opportunity to become a Participant. An Employee who desires to become a Participant shall file with the Committee an election to participate, shall execute a salary deferral agreement, as provided for in Section 5.1 hereof, which shall authorize payroll deductions of his Employee Salary Deferral Contributions, and shall make an election of Investment Funds as provided for in Section 7.2 hereof. An election to participate hereunder filed with the Committee shall be effective as of the Entry Date on which the Employee first becomes eligible to participate hereunder; provided, however, that any such election filed less than 15 days prior to such Entry Date shall be effective on the next following Entry Date. Notwithstanding the foregoing, for purposes of an Employee's eligibility to share in Employer Contributions pursuant to Section 6.2(b) hereof, the Employee shall become a Participant in the Plan as of the applicable Entry Date under Section 4.1 hereof, and no election to participate shall be required.

         4.3 Termination of Participation; Reentry. If an Employee who is a Participant or is eligible to participate in the Plan shall terminate his employment or incur one or more 1-Year Breaks in Service, he shall cease to be a Participant or be eligible to participate in the Plan. Any such person shall again become a Participant or be eligible to participate in the Plan as of his date of re-employment in the case of an Employee who terminated his employment or as of the first day of the next Plan Year in which he does not incur a 1-Year Break in Service in the case of an Employee who did not terminate his employment. In addition, if an Employee who is a Participant in the Plan withdraws the entire Accrued Balance in his Account pursuant to Section 11.1 hereof, he shall thereupon cease to be a Participant in the Plan. Such an Employee may again become a Participant in the Plan on the next Entry Date by filing a new election to participate with the Committee at least 15 days prior to such Entry Date; provided, however, that the restrictions on deferrals of salary provided in Section 11.1 shall, where appropriate, apply.

                                    ARTICLE V
                           CONTRIBUTIONS BY EMPLOYEES

         5.1 Salary Deferral Agreements. Each Participant may elect, in any Plan Year, to enter into a written salary deferral agreement with the Employer which shall be applicable to all payroll periods within such Plan Year. The terms of any such salary deferral agreement shall provide that the Participant agrees to defer a portion of his salary from the Employer in an amount equal to any percentage or specified dollar amount not less than one-half percent (.5%) of his Compensation nor more than (i) fifteen percent (15%) of his Compensation, for Non-Highly Compensated Participants, or (ii) ten percent (10%) of his Compensation, for Highly Compensated Participants. Effective January 1, 1998, the total Employee Salary Deferral Contributions made under this Plan, and any other plans the Employer may have, shall not exceed $10,000 for the calendar year. This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Treasury Regulations. In consideration of such agreement, the Employer shall make an Employee Salary Deferral Contribution to the Participant's Employee Salary Deferral Contribution Account on behalf of the Participant for such Plan Year in an amount equal to the total amount of the Participant's Compensation from the Employer which was deferred during the Plan Year pursuant to the salary deferral agreement.

         All Employee Salary Deferral Contributions shall be 100% vested and non-forfeitable at all times. If a Participant enters into a salary deferral agreement with the Employer for a given Plan Year, his Compensation for such Plan Year for all purposes under this Plan, except as otherwise expressly provided herein, shall be equal to his Compensation before application of the salary deferral agreement. For purposes of any other plan or benefits arrangement of the Employer, including the Retirement Plan, his Compensation shall be equal to his Compensation before application of the salary deferral agreement.

         Salary deferral agreements shall be governed by the following rules:

         (a) A salary deferral agreement shall apply to each payroll period during which an effective salary deferral agreement is on file with the Employer.

         (b) A salary deferral agreement may be amended by a Participant only once during any Calendar Quarter unless the Committee, pursuant to uniform and nondiscriminatory rules applicable to all Participants, determines that good cause exists to permit a Participant to amend such agreement more frequently.

         (c) Salary deferral agreements and amendments to salary deferral agreements shall be effective as of, and shall not apply to any payroll period preceding, the payroll period next following the 15th day after the salary deferral agreement or amendment to the salary deferral agreement is executed by the Participant and the Employer.

         (d) Notwithstanding the foregoing, the Employer may reduce the amount subject to its salary deferral agreement with any Participant at any time if the Employer determines that reduction is necessary to ensure that annual additions for any Plan Year will not exceed the limitations of Section 8.5 and
                  8.6 hereof or to ensure that the anti-discrimination requirements of Section 401(k) of the Code, and all applicable regulations thereunder, are met for such Plan Year. At any time that the Employer makes such reduction, the Participant shall have the option of electing to have the excess percentage contributed to the Plan as his Additional Employee Contributions.

         (e) Except as provided above, a salary deferral agreement applicable to any given Plan Year, once made, may not be revoked or amended by the Participant or the Employer.

         (f) If a Participant's Employee Salary Deferral Contributions under this Plan, together with any salary deferrals under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)), or a trust described in Code Section

                  501(c)(18), cumulatively exceed the limitation imposed by Code
                  Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d)) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his Employee Salary Deferral Contribution under this Plan be reduced by an amount specified by the Participant. In such event, the Committee may direct the Trustee to distribute such excess amount (and any income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of the excess Employee Salary Deferral Contribution and income shall be treated as a pro rata distribution of excess Employee Salary Deferral Contribution and income. The amount distributed shall not exceed the Employee Salary Deferral Contribution under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                  (1) the Participant must designate the distribution as an excess Employee Salary Deferral Contribution;

                  (2) the distribution must be made after the date on which the Plan received the excess Employee Salary Deferral Contribution; and

                  (3) the Plan must designate the distribution as a distribution of an excess Employee Salary Deferral Contribution.

         (g) Notwithstanding Section 5.1(f) above, a Participant's Employee Salary Deferral Contributions shall be reduced, but not below zero, by any distribution and/or recharacterization of excess contributions pursuant to Section 8.8(a) for the Plan Year beginning with or within the taxable year of the Participant.

         5.2 Additional Employee Contributions. Subject to the provisions of Sections 8.9 and 8.10, a Participant may from time to time, in addition to the amount contributed pursuant to Section 5.1 hereof, contribute to the Plan as his Additional Employee Contributions such amount as he may determine to be desirable. Such Additional Employee Contributions shall be made by deductions from the payroll of the Participant in semi-monthly installments which may be rounded to the nearest whole dollar and which shall be paid by the Employer to the Trustee as soon as practicable. If permitted by the Committee, Additional Employee Contributions may also be made in a single sum payment by the Participant directly to the Plan or by a combination of payroll deductions and single sum payments. Additional Employee Contributions shall not be eligible for matching Employer Contributions by the Employer, if any, as provided for in
Section 6.2(a) hereof. An amount equal to a Participant's Additional Employee Contributions shall be allocated to his Account.

         5.3 Rollovers. A Participant may, with the consent of the Committee, which shall be granted or withheld in a uniform and nondiscriminatory manner, rollover to the Trust Fund in cash or in kind, within sixty (60) days of his receipt thereof, all or any portion of the amount distributed to him within one taxable year of the Participant as a rollover amount, as defined in Section 402(a)(5), 403(a)(4), or 408(d)(3) of the Code, to the extent permitted by the Code; provided, however, that no such rollover amount may include any amounts representing the Participant's contributions. The Committee may require such information or documentation with respect to any such rollover contribution hereunder as it deems necessary or desirable.

                                   ARTICLE VI
                          CONTRIBUTIONS BY THE EMPLOYER

         6.1 Employee Salary Deferral Contributions. For each Plan Year, the Employer, in addition to any amount it may contribute pursuant to Section 6.2 hereof, shall contribute an amount equal to the total amount of contributions agreed to be made by it pursuant to salary deferral agreements under Section 5.1 hereof entered into between the Employer and Participants for such Plan Year. Contributions made by the Employer for a given Plan Year pursuant to salary deferral agreements under Section 5.1 hereof shall be placed in the Trust Fund as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event not later than fifteen (15) business days following the end of the month in which the Participant's contribution was received or withheld from the Participant's pay. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference.

         6.2 Other Types of Contributions by the Employer.

         (a) The Employer shall contribute to the Trust Fund with respect to a Plan Year, as an Employer Contribution, an amount equal to fifty percent (50%) of each Participant's Employee Salary Deferral Contribution made pursuant to Section 5.1 hereof not exceeding four percent (4%) of Compensation. A Participant may elect that such Employer Contributions shall be paid to the Trustee in the form of cash or shares of Company Stock and cash in lieu of fractional shares. Such election shall be made, or may be changed, at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. In the absence of such an election, Employer Contributions shall be paid in the form of shares of Company Stock and cash in lieu of fractional shares. Employer Contributions shall be paid to the Trustee at the same time as the payment of the Employee Salary Deferral Contributions with respect to which such Employer Contributions are made and such Employer Contributions shall be allocated to each Participant's Employer Contribution Account. Employer Contributions made in the form of Company Stock shall be based on the average of bid and asked prices per share as of the close of business on the date on which such Employer Contributions are paid to the Trustee.

         (b) In addition to the contribution provided under subsection (a) hereof, the Employer may, but shall not be obligated to, contribute to the Trust Fund, within the time prescribed by law for filing of the income tax return for the Company's fiscal year, including any extensions thereof, such amount as the Board shall determine by resolution adopted before the end of such time, provided, however, that the Employer Contribution hereunder on behalf of each eligible Employee, as described herein below, shall not be less than one percent (1%) of each such eligible Employee's Compensation earned while an eligible Employee in the Plan Year with respect to which such Employer contribution is made. Such Employer

                  Contribution shall be allocated to the Employer Contribution Account of each Employee who was an eligible Employee for all or a part of the Plan Year with respect to which such contribution is made on the basis of the percentage that each such eligible Employee's Compensation earned while an eligible Employee in such Plan Year is to the total aggregate Compensation of all such eligible Employees earned while eligible Employees in such Plan Year. For purposes of this subsection (b), an Employee shall be eligible to share in the allocation of the Employer contribution made with respect to a Plan Year pursuant to this subsection (b) only if such Employee has satisfied the eligibility requirement of Section
                  4.1 of this Plan, has completed one thousand (1,000) or more Hours of Service in such Plan Year, and is not a participant in the Connecticut Water Service, Inc. Performance Stock Program with respect to the Plan Year for which such Employer Contribution is made.

         6.3 Earnings Limitation. The Employer's contributions pursuant to Sections 6.1 and 6.2 hereof shall be made out of the Employer's current or accumulated earnings (as shown by its books and accounts for general corporate purposes in accordance with accepted accounting practices), and may only be made if and to the extent such current or accumulated earnings are adequate for such purposes.

                                   ARTICLE VII
                           INVESTMENT OF CONTRIBUTIONS

         7.1 Investment Funds. The trust agreement creating the Trust shall provide for the establishment of one or more separate Investment Funds in which the assets of the Trust, excluding amounts described in Section 7.4 (Company Stock Fund) and 7.5 (Employee Loan Fund), shall be invested.

         7.2 Allocation of Contributions to Investment Funds. A Participant may elect how contributions to his Account, excluding Employer Contributions made in shares of Company Stock and cash in lieu of fractional shares in accordance with
Section 6.2(a) hereof, shall be allocated among the available Investment Funds. Allocations to Investment Funds shall be in 5% increments. Such elections shall be made at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. In the absence of an investment election by a Participant, contributions shall be invested in that Investment Fund which invests in short-term, fixed income investments such as bank certificates of deposit, commercial paper, and treasury bills.

         7.3 Transfers of Investments. A Participant may elect to transfer amounts among the available Investment Funds. Such elections shall be made at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. The minimum amount transferable out of any one Investment Fund shall be five percent (5%) of the


                                      VII-1
total value of the Participant's Account, or, if less, the entire amount invested in such Investment Fund.

         In no event shall amounts invested in the Company Stock Fund be available for transfer to any Investment Fund pursuant to this Section, except in the case of the cash proceeds of a tender offer for Company Stock, nor shall amounts invested in any Investment Fund be available for transfer to the Company Stock Fund.

         7.4 Company Stock Fund. All Employer Contributions made in shares of Company Stock and cash in lieu of fractional shares in accordance with Section 6.2(a) hereof, together with earnings thereon, shall at all times be invested in the Company Stock Fund.

         7.5 Employee Loan Fund. The trust agreement creating the Trust shall provide for the establishment of an Employee Loan Fund which shall be invested exclusively in personal notes executed by Participants pursuant to Section 12.1 hereof.

         7.6 Valuations. As of each Valuation Date, the Trust Fund, each of the Investment Funds and the Company Stock Fund shall be valued on the basis of current market value in accordance with the provisions of the Trust Agreement.


                                      VII-2

                                  ARTICLE VIII
                           ALLOCATION OF CONTRIBUTIONS

         8.1 Notice to Committee. As of each Entry Date, the Employer shall deliver to the Committee a list of all Employees who entered the Plan after the last preceding Entry Date together with the Entry Date for each such Employee, a statement of the amount of Compensation paid to each such Employee, and the amount of contributions by or on behalf of each such Employee. As of such Entry Date, the Employer shall also notify the Committee in writing of all changes in the list of Participants, and shall notify said Committee of the amount of Compensation paid to, and the amount of contributions by or on behalf of, each Participant.

         8.2 Accounts. The Committee shall open the following accounts on behalf of each Participant:

         (a) Employee Salary Deferral Contribution Account. The Committee shall credit to each Participant's Employee Salary Deferral Contribution Account all Employee Salary Deferral Contributions pursuant to Sections 5.1, 6.1, and 8.8 hereof, including accruals thereon pursuant to Section 8.3 hereof, made on behalf of the Participant.

         (b) Employer Contribution Account. The Committee shall credit to each Participant's Employer Contribution Account all Employer Contributions, if any, pursuant to


                                     VIII-1

                  Sections 6.2(a) and (b) and 8.10 hereof, including accruals thereon pursuant to Section 8.3 hereof, made on behalf of the Participant.

         (c) Additional Employee Contribution Account. The Committee shall credit to each Participant's Additional Employee Contribution Account his contributions to the Trust Fund pursuant to
                  Section 5.2 hereof, including accruals thereon pursuant to
                  Section 8.3 hereof.

         (d) Rollover Account. The Committee shall credit to each Participant's Rollover Account his contributions to the Trust Fund pursuant to Section 5.3 hereof, including accruals thereon pursuant to Section 8.3 hereof.

         For the purposes of allocating earnings and losses, all contributions shall be treated as being paid in the manner and at the time described in
Section 7.6 hereof.

         8.3 Allocation of Accruals. As of each Valuation Date, as provided in
Section 7.6 hereof, the Trustee shall determine the values of each of the Investment Funds and of the Company Stock Fund and the amount of the accruals to each such fund since the preceding Valuation Date, which accruals shall consist of any earnings therefrom, any increase in market value thereof, and other accretions thereon, less losses, decreases in market value, expenses, and other proper deductions. The Trustee shall also determine the value of each Participant's interest in the Employee Loan Fund and the amount of accruals to such interest since the preceding


                                     VIII-2

Valuation Date, which accruals shall consist of any earnings therefrom, any increase in market value thereof, and other accretions thereon, less losses, decreases in market value, expenses, and other proper deductions. The Trustee shall notify the Committee of the foregoing amounts within a reasonable time after their determination. The Committee shall allocate net accruals in each of the Investment Funds and in the Company Stock Fund to each Participant's Account, as of the Valuation Date, on the basis of the percentage that the amount of each Participant's Account invested in each Investment Fund and in the Company Stock Fund on the Valuation Date, prior to the allocation of any contributions made since the last preceding Valuation Date, is of the total amount of all Participants' Accounts invested in each Investment Fund and in the Company Stock Fund on the Valuation Date, prior to the allocation of any contributions made since the last preceding Valuation Date. For purposes of determining the value of a Participant's interest in the Employee Loan Fund, only notes executed by the Participant shall be taken into account.

         8.4 Notice to Participants. Within a reasonable time after the end of each Plan Year, the Committee shall notify each Participant of (1) the amount credited to his Account under Section 8.2 hereof since the last Plan Year; (2) the amount credited to his Account under Section 8.3 hereof since the last Plan Year; and (3) the total amount credited to his Account since the last Plan Year.

         8.5 Limitation. Anything herein to the contrary notwithstanding, in no event shall the sum of annual additions to a Participant's Account in any Plan Year, when combined with the


                                     VIII-3
annual additions to such Participant's Account under any other defined contribution plan maintained by the Employer, attributable to (1) contributions of the Employer (including Employer Contributions and Employee Salary Deferral Contributions), (2) forfeitures, and (3) Additional Employee Contributions, be greater than the lesser of (1) $30,000 (as adjusted under Section 415(d) of the Code), or (2) twenty-five percent (25%) of all the Participant's Code Section 415 Compensation from the Employer. Any excess amount hereunder (i) to the extent of Additional Employee Contributions in such Plan Year shall be returned to the Participant; (ii) to the extent of Employee Salary Deferral Contributions pursuant to Sections 5.1 and 6.1 hereof shall be treated as provided in the preceding clause (i); and (iii) to the extent of matching Employer Contributions pursuant to Section 6.2(a) hereof, Employer Contributions pursuant to Section 6.2(b) hereof and Employee Salary Deferral Contributions pursuant to Section 6.2(c) hereof shall be treated as Employer Contributions and shall reduce the amount that the Employer would otherwise contribute to the Trust Fund as matching Employer Contributions pursuant to Section 6.2(a) hereof, Employer Contributions pursuant to Section 6.2(b) hereof and Employee Salary Deferral Contributions pursuant to Section 6.2(c) hereof, respectively.

         8.6 Additional Limitation - Members of Retirement Plan. In the case of any Participant who is entitled to benefits due to Employer contributions under the Retirement Plan, in addition to the limitations imposed by Section 8.5 hereof, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year may not exceed 1.0. The defined benefit plan fraction for any year is a fraction (a) the numerator of which is the projected annual benefit of the Participant under the Retirement Plan (determined as of the close of the Plan


                                     VIII-4

Year), and (b) the denominator of which is the lesser of: (1) the product of
1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(l)(B) of the Code for such Participant for such year. The defined contribution plan fraction for any year is a fraction (a) the numerator of which is the sum of the annual additions to the Participant's Account as of the close of the Plan Year and (b) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer: (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code), or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(l)(B) of the Code for such Participant for such year.

         In the event that said annual additions to a Participant's Account should exceed the aforesaid limitation, the Committee shall have the right to accomplish the aforementioned compliance by reducing or limiting benefits under this Plan or under the Retirement Plan, and may vary the extent to which the reduction or limitation will be applied to either, provided that any such reduction or limitation shall be made in a nondiscriminatory manner.

         Effective for Plan Years beginning after December 31, 1999, this
Section 8.6 shall not apply.


                                     VIII-5

         8.7 Actual Deferral Percentage Tests. The following Section 8.7 shall be effective for periods beginning on or after January 1, 1997.

         (a) The annual allocation derived from Employee Salary Deferral Contributions to Employee Salary Deferral Contribution Accounts shall satisfy one of the following tests:

                  (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group for the preceding Plan Year, multiplied by 1.25, or

                  (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 2. The provisions of Code Section 401(k)(3) and Treasury Regulations
                           Section 1.401(k)-1(b) are incorporated herein by reference. However, in order to prevent the multiple use of the alternative method described in this paragraph in Code Section 401(m)(9)(A), any Highly


                                     VIII-6

                           Compensated Participant eligible to make elective deferrals pursuant to Section 5.1 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Company shall have his actual contribution ratio reduced pursuant to Treasury Regulations Section 1.401(m)-2, the provisions of which are incorporated herein by reference.

         (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group for a Plan Year and the Non-Highly Compensated Participant group for the preceding Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employee Salary Deferral Contributions allocated to each Employee Salary Deferral Contribution Account for such Plan Year (and contributed to the Plan within 12 months following the end of the Plan Year) to such Participant's 414(s) Compensation for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employee Salary Deferral Contributions allocated to each Non-Highly Compensated Employee Salary Deferral Contribution Account shall be reduced by excess Employee Salary Deferral Contributions to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.


                                     VIII-7

         (c) The "Actual Deferral Percentage" for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a "Plan Coverage Change" that becomes effective during the testing year, then the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the prior year is the "Weighted Average of the Actual Deferral Percentages For The Prior Year Subgroups." Notwithstanding the above, if ninety
                  (90) percent or more of the total number of Non-Highly Compensated Participants from all "Prior Year Subgroups" are from a single "Prior Year Subgroup," then in determining the "Actual Deferral Percentage" for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the "Actual Deferral Percentage" for Non-Highly Compensated Participants for the prior year under which that single "Prior Year Subgroup" was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:

                  (1) "Plan Coverage Change" means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code Section 414(l), (iii) a change in the way plans within the meaning of Code Section


                                     VIII-8

                           414(l) are combined or separated for purposes of Regulation 1.401(k)- 1(g)(11), or (iv) a combination of any of the foregoing.

                  (2) "Prior Year Subgroup" means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(k) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

                  (3) "Weighted Average of the Actual Deferral Percentages For The Prior Year Subgroups" means the sum, for all prior year subgroups, of the "Adjusted Actual Deferral Percentages."

                  (4) "Adjusted Actual Deferral Percentage" with respect to a prior year subgroup means the Actual Deferral Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the


                                     VIII-9
                           denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.

         (d) For the purposes of Sections 8.7(a) and 8.8, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 5.1, whether or not such deferral election was made or amended pursuant to Section 5.1.

         (e) For the purposes of this Section, if two or more plans (other than an employee stock ownership plan as defined in Code
                  Section 4975(e)(7)) which include cash or deferred arrangements are considered one plan for the purposes of Code
                  Section 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

         (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements of the Employer or an Affiliated Company, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different Plan Years, this


                                     VIII-10
                  paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

         8.8 Adjustment to Actual Deferral Percentage Tests. The following
Section 8.8 shall be effective for periods beginning on or after January 1, 1997.

         In the event that the initial allocations of the Employee Salary Deferral Contributions do not satisfy one of the tests set forth in Section 8.7(a), the Committee shall adjust excess contributions pursuant to the options set forth below:

         (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the largest amount of Employee Salary Deferral Contributions shall have his portion of excess contributions distributed to him and/or at his election recharacterized as an Additional Employee Contribution pursuant to Section 5.2, until the total amount of excess contributions has been distributed, or until the amount of his Employee Salary Deferral Contributions equals the Employee Salary Deferral Contributions of the Highly Compensated Participant having the second largest amount of Employee Salary Deferral Contributions. This process shall continue until the total amount of excess contributions has been distributed. For each Highly Compensated Participant, the amount of excess contributions is equal to the Employee Salary Deferral Contributions on behalf of such Highly Compensated


                                     VIII-11

                  Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his 414(s) Compensation. For purposes of this Section, Employee Salary Deferral Contributions shall exclude any such amounts distributed as excess "annual additions" pursuant to Section
                  8.5. In determining the amount of excess contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any excess Employee Salary Deferral Contribution previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

                  (1) With respect to the distribution of excess contributions pursuant to (a) above, such distribution:

                           (i) may be postponed but not later than the close of the succeeding Plan Year;

                           (ii) shall be made first from unmatched Employee Salary Deferral Contributions and, thereafter, simultaneously from Employee Salary Deferral Contributions which are matched and matching


                                     VIII-12

                                    Employer Contributions which relate to such Employee Salary Deferral Contributions;

                           (iii)    shall be adjusted for income; and

                           (iv) shall be designated by the Employer as a distribution of excess contributions (and income).

                  (2) With respect to the recharacterization of excess contributions pursuant to (a) above, such recharacterized amounts:

                           (i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with excess contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                           (ii) shall not exceed the amount of Employee Salary Deferral Contributions on behalf of any Highly Compensated Participant for any Plan Year;

                           (iii) shall be treated as Additional Employee Contributions for purposes of Code Section 401(a)(4) and Treasury Regulations Section


                                     VIII-13

                                    1.401(k)-1(b). However, for purposes of
                                    Sections 18.3 and 18.11(a) recharacterized excess contributions continue to be treated as Employer contributions that are Employee Salary Deferral Contributions. Excess contributions recharacterized as Additional Employee Contributions shall continue to be nonforfeitable and subject to the rules of
                                    Section 11.1(d);

                           (iv)     are not permitted if the amount
                                    recharacterized plus Additional Employee
                                    Contributions actually made by such Highly
                                    Compensated Participant exceed the maximum amount of Additional Employee Contributions (determined prior to application of Section 8.9) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization;

                           (v) shall be treated as Employer contributions for purposes of Section 8.5; and

                           (vi)     shall be adjusted for income.


                                     VIII-14

                  (3) Any distribution and/or recharacterization of less than the entire amount of excess contributions shall be treated as a pro rata distribution and/or recharacterization of excess contributions and income.

                  (4)      Matching Employer Contributions made pursuant to
                           Section 6.2(c) which relate to excess contributions shall be forfeited unless the related matching Employer Contribution is distributed as an excess aggregate contribution pursuant to Section 8.10.

         (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special qualified non-elective contribution on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 5.1 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 8.7(a). Such contribution shall be allocated in the prior Plan Year to the Participant's Employee Salary Deferral Account on behalf of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year in the same proportion that each such Non- Highly Compensated Participant's Employee Salary Deferral Contributions for the prior Plan Year bears to the total Employee Salary Deferral Contributions of all such Non-Highly Compensated Participants for the prior Plan Year. Such contribution shall be made by the Employer prior to the end of the current Plan Year.


                                     VIII-15

         (c) If during a Plan Year the projected aggregate amount of Employee Salary Deferral Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 8.7(a), cause the Plan to fail such tests, then the Committee may automatically reduce proportionately or in the order provided in Section 8.8(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 5.1 by an amount necessary to satisfy one of the tests set forth in Section 8.7(a).

         8.9 Actual Contribution Percentage Tests. The following Section 8.9 shall be effective for periods beginning on or after January 1, 1997.

         (a) The "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

                  (1) 125 percent of such percentage for the Non-Highly Compensated Participant group for the preceding Plan Year; or

                  (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group for the preceding Plan Year, or such percentage for the Non-Highly Compensated Participant group for the preceding Plan Year plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and in


                                     VIII-16

                           Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make salary deferrals pursuant to Section 5.1 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Company and to make Additional Employee Contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Company shall have his actual contribution ratio reduced pursuant to Treasury Regulations Section 1.401(m)-2. The provisions of Code Section 401(m) and Treasury Regulations Section 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

         (b) For the purposes of this Section and Section 8.10, "Actual Contribution Percentage" means, with respect to the Highly Compensated Participant group for a Plan Year and the Non-Highly Compensated Participant group for the preceding Plan Year, the average of the ratios (calculated separately for each Participant in each group) of:

                  (1) the sum of Additional Employee Contributions made pursuant to Section 5.2; matching Employer Contributions made pursuant to Section 6.2(a) and excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) on behalf of each such Participant for such Plan Year; to


                                     VIII-17

                  (2)      the Participant's 414(s) Compensation for such Plan
                           Year.

                  The actual contribution ratio must be rounded to the nearest one-hundredth of one percent.

         (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 8.10(d), only matching Employer Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account with respect to Employees eligible to have matching Employer Contributions pursuant to Section 6.2 and Additional Employee Contributions pursuant to Section 5.2 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code
                  Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as matching Employer Contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

         (d) For purpose of this Section, if two or more plans of the Employer to which Additional Employee Contributions, matching Employer Contributions, or


                                     VIII-18
                  elective deferrals are made are treated as one plan for purpose of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of this
                  Section 8.9. In addition, two or more plans of the Employer to which Additional Employee Contributions, matching Employer Contributions, or Employee Salary Deferral Contributions are made may be considered as a single plan for purposes of this Section. In such a case, the aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph only if they have the same plan year. Notwithstanding the above, if two or more plans are permissively aggregated under Regulation Section 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year. Contributions to an employee stock ownership plan as defined in Code Section 4975(e)(7) shall not be aggregated with this Plan.

         (e) If a Highly Compensated Participant participates in two or more plans which are maintained by the Employer or an Affiliated Company to which Additional Employee Contributions, matching Employer Contributions, or Employee Salary Deferral Contributions are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of this Section 8.9. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.


                                     VIII-19

         (f) For purposes of Section 8.9(a) and 8.10, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have matching Employer Contributions pursuant to Section 6.2 (whether or not a deferral election was made or suspended pursuant to Section 5.1) and Additional Employee Contributions pursuant to Section
                  5.2 (whether or not Additional Employee Contributions are made) allocated to his account for the Plan Year.

         (g) The "Actual Contribution Percentage" for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non- Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a "Plan Coverage Change" that becomes effective during the testing year, then the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the prior year is the "Weighted Average of the Actual Contribution Percentages For The Prior Year Subgroups." Notwithstanding the above, if ninety (90) percent or more of the total number of Non-Highly Compensated Participants from all "Prior Year Subgroups" are from a single "Prior Year Subgroup," then in determining the "Actual Contribution Percentage" for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the "Actual Contribution Percentage" for Non-Highly Compensated Participants for the prior year under which that single "Prior Year Subgroup" was


                                     VIII-20
                  eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:

                  (1) "Plan Coverage Change" means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code Section 414(l), (iii) a change in the way plans within the meaning of Code Section 414(l) are combined or separated for purposes of Regulation 1.401(k)- 1(g)(11), or (iv) a combination of any of the foregoing.

                  (2) "Prior Year Subgroup" means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(m) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

                  (3) "Weighted Average of the Actual Contribution Percentages For The Prior Year Subgroups" means the sum, for all prior year subgroups, of the "Adjusted Actual Contribution Percentages."


                                     VIII-21

                  (4) "Adjusted Actual Contribution Percentage" with respect to a prior year subgroup means the Actual Contribution Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.

         8.10 Adjustment to Actual Contribution Percentage Tests. The following
Section 8.10 shall be effective for periods beginning on or after January 1, 1997.

         (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 8.9(a), the Committee (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest amount of contributions determined pursuant to Section 8.9(b)(1), such excess aggregate contributions (and income allocable to such contributions) until the total amount of excess aggregate contributions has been distributed, or until his remaining amount equals the amount of contributions


                                     VIII-22
                  determined pursuant to Section 8.9(b)(1) of the Highly Compensated Participant having the second largest amount of contributions. This process shall continue until the total amount of excess aggregate contributions has been distributed. The distribution of excess aggregate contributions shall be made in the following order:

                  (1) Matching Employer Contributions distributed pursuant to Section 8.8(a)(1);

                  (2) Additional Employee Contributions including excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a)(2);

                  (3)      Remaining matching Employer Contributions.

         (b) Any distribution of less than the entire amount of excess aggregate contributions (and income) shall be treated as a pro rata distribution of excess aggregate contributions and income. Distribution of excess aggregate contributions shall be designated by the Employer as a distribution of excess aggregate contributions (and income).


                                     VIII-23

         (c) Excess aggregate contributions attributable to amounts other than Additional Employee Contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

         (d) For each Highly Compensated Participant, the amount of excess aggregate contributions is equal to the total Additional Employee Contributions made pursuant to Section 5.2, matching Employer Contributions made pursuant to Section 6.2, excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) and any qualified non- elective contributions or elective deferrals taken into account pursuant to Section 8.9(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his 414(s) Compensation. In no case shall the amount of excess aggregate contribution with respect to any Highly Compensated Participant exceed the amount of Additional Employee Contributions made pursuant to Section 5.2, matching Employer Contributions made pursuant to Section 6.2, Excess Aggregate Contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 8.9(c) on behalf of such Highly Compensated Participant for such Plan Year.


                                     VIII-24

         (e) The determination of the amount of excess aggregate contributions with respect to any Plan Year shall be made after first determining the excess contributions, if any, to be treated as Additional Employee Contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as Additional Employee Contributions due to recharacterization pursuant to Section 8.8(a).

         (f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special qualified non-elective contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 8.9(a). Such contribution shall be allocated in the prior Plan Year to the Account of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year in the same proportion that each such Non-Highly Compensated Participant's Compensation for the prior Plan Year bears to the total Compensation of all Non- Highly Compensated Participants for the prior Plan Year. Such contribution shall be made by the Employer prior to the end of the current Plan Year. A separate accounting of any special qualified non-election contributions shall be maintained in the Participant's Account.


                                     VIII-25

                                   ARTICLE IX
                                     VESTING

         9.1 Vesting Schedule. A Participant shall at all times be fully vested in the Accrued Balance in his Account.

                                    ARTICLE X
                               PAYMENT OF BENEFITS

         10.1 Distribution on Account of Termination of Employment. If a Participant terminates his employment other than by reason of death, retirement or Total Disability, the Accrued Balance in such Participant's Account (calculated as of the Valuation Date next preceding the date of the distribution) hereof shall be paid to the Participant in a lump sum. Such lump sum shall consist of cash, except that the Participant's interest in the Company Stock Fund may be paid, at the Participant's election, in the form of whole shares of Company Stock, the number of such whole shares to be determined as of the Valuation Date next preceding the date of distribution, with any amounts representing fractional shares of Company Stock to be paid in cash. The lump sum distribution shall be made no later than the close of the second Plan Year following the Plan Year in which termination of employment occurs, except as provided in the following sentence. Effective January 1, 1998, if the amount of the distribution derived from the Participant's Employer Contribution Account exceeds, or has ever exceeded, $5,000 (or such larger amount that may be established by Treasury Regulations under Section 411(a)(7)(B) of the Code), the payment of the distribution shall be delayed until the Participant's Normal Retirement Date, unless the Participant requests an earlier payment of benefits.

         10.2 Distribution at Retirement. Any Participant shall be eligible to terminate his employment by retiring at any time on or after the first day of the month coinciding with or next following his Early Retirement Date, if applicable, or his Normal Retirement Date. In the event of such retirement of any Participant, the Accrued Balance credited to such Participant's Account (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to such former Participant in a lump sum.

         10.3 Deferred Retirement. A Participant may remain in the service of the Employer after reaching his Early Retirement Date or Normal Retirement Date and shall continue to be eligible to defer salary pursuant to Section 5.1 hereof, to make Additional Employee Contributions pursuant to Section 5.2 hereof, to share in Employer Contributions, if any, pursuant to Section 6.2 hereof, and to share in allocations pursuant to Section 8.3 hereof.

         10.4 Distribution Upon Death. In the event of the termination of employment of a Participant through the death of the Participant prior to his retirement, the Accrued Balance credited to his Account (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to his Beneficiary in a lump sum.

         10.5 Designation of Beneficiary. In the event of the death of a Participant or former Participant, any benefits payable hereunder shall be paid to the Participant's surviving spouse, if any, or to any other Beneficiary or alternate Beneficiary who may be designated by the Participant as hereinafter provided if such surviving spouse consents thereto or if there is no surviving spouse. For purposes of entitlement to receive benefits pursuant to the foregoing sentence, surviving spouse shall mean the spouse to whom a Participant shall be married on the date payment of his benefits commences or to whom a Participant shall be married at the time of his death if he shall die while employed by the Employer, unless otherwise specifically provided by a qualified domestic relations order pursuant to
Section 414(p) (5) of the Code.

         The consent of a surviving spouse to the designation of any other Beneficiary shall be made in writing on a form provided by the Committee, which form shall contain the surviving spouse's acknowledgment of the effect of such consent and shall be witnessed by the Administrator or his representative, or a notary public. Notwithstanding the foregoing, such written consent shall not be required if it is established to the satisfaction of the Administrator or his representative that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

         Subject to the foregoing paragraphs of this Section 10.5, each Participant and former Participant shall have the unrestricted right at any time to designate a primary and an alternate Beneficiary to receive any benefits payable hereunder on the death of the Participant, and from time to time to change any such designation. Each such designation shall be evidenced by a written instrument filed with the Committee, signed by the Participant. Such designation or change shall take effect as of the date of execution of such written instrument, whether or not the Participant is living at the time of such filing, but without prejudice to the Trust Fund on account of any payments made before receipt of such written instrument by the Committee.

         10.6 Distribution Upon Total Disability. In the event of a Participant's Total Disability, the Accrued Balance in his Account (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to such former Participant in a lump sum.

         10.7 Commencement of Benefit Payments. A Participant who terminates service by reason of retirement shall have the right to elect to delay the benefit commencement date until the expiration of one year after his date of termination of service if payment would otherwise be made within that year.

         Notwithstanding the foregoing, unless a Participant elects a later date by submitting a signed election form to the Administrator setting forth the date on which the payment of benefits shall be made, the payment of benefits under the Plan shall be made not later than the sixtieth (60th) day after the close of the Plan Year in which the later of the following events occurs: (1) the Participant attains age 65; or (2) the Participant terminates his service with the Employer. Effective for Participants who attain age 70-1/2 in 1996 or later, in no case shall distributions of benefits under the Plan be made later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2; or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70-1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Such distributions shall be equal to or greater than any required distribution. .

         10.8     Direct Rollover.

         (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions.

                  (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         10.9 USERRA Compliance. Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in compliance with Code Section 414(u).

                                   ARTICLE XI
                            WITHDRAWALS FROM ACCOUNTS

         11.1 Withdrawals. A Participant may at any time, but not more than twice in any Plan Year nor more than once in any Calendar Quarter, on the appropriate form filed with the Committee at least fifteen (15) days before the last day of a Calendar Quarter, elect to withdraw from one or more Investment Funds, subject to the limitations herein, all or any part of his Account, excluding his Rollover Account and the amount of any loan to the Participant under Section 12.1 which is outstanding, as adjusted for investment income, gain or loss. If the Participant's Account is invested in one or more Investment Funds pursuant to Section 7.1, the Participant shall be entitled to elect on the form provided by the Committee, in dollar amounts, the extent to which the withdrawal shall be made from any such Fund. The effective date of the withdrawal shall be the last day of the Calendar Quarter in which the Participant's election is received by the Committee.

         All amounts distributed pursuant to this Section shall be paid from the following sources, in the following order:

         (a) from that part of his Account equal to the aggregate amount of his Additional Employee Contributions;

         (b) from that part of his Account equal to the earnings on the amounts described in (a); and

         (c) from that part of his Account equal to the aggregate amount of his Employee Salary Deferral Contributions, including pre-1989 earnings thereon; provided, however, that no withdrawal of such amount shall be permitted unless the Participant has attained age 59-1/2, has suffered a Total Disability, or is able to demonstrate hardship pursuant to Section 11.2 hereof.

         11.2     Hardship.

         (a) The Committee shall authorize a distribution for hardship only if the distribution is on account of:

                  (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

                  (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (3) Payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                  (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (b) No distribution shall be made on account of hardship unless the Committee, based upon the Participant's representation and such other facts as are known to the Committee, determines that all of the following conditions are satisfied:

                  (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; and

                  (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.

         11.3 Suspension of Contributions. If a Participant receives a hardship distribution pursuant to Section 11.2, such Participant's Employee Salary Deferral Contributions and Additional Employee Contributions will be suspended for twelve (12) months after receipt of the hardship distribution. In addition, the Participant may not make Employee Salary Deferral Contributions for his taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
Section 402(g) for such next taxable year less the amount of such Participant's Employee Salary Deferral Contributions for the taxable year of the hardship distribution.

                                   ARTICLE XII
                              LOANS TO PARTICIPANTS


         12.1 Procedures. The Committee may, upon the application of any Participant but in the Committee's sole discretion, direct the Trustee to make a loan to a Participant under the following circumstances: (a) loans shall not be made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants; (b) loans shall bear a reasonable rate of interest; (c) loans shall be adequately secured; and (d) loans shall provide for periodic repayment over a period of up to five
(5) years, provided, however, that a loan shall not be granted to any Participant that provides for a repayment period extending beyond such Participant's Normal Retirement Date. Notwithstanding the foregoing clause (d), a loan for a term of up to ten (10) years shall be permitted if the proceeds of such loan are used for the purpose of a Participant's purchase of his principal residence; provided, however, that in no event shall the term of such loan extend beyond a Participant's Normal Retirement Date. In addition to any other security that may be required, every loan to a Participant shall be secured by a pledge of fifty percent (50%) of the Participant's interest in the Trust Fund (excluding the Participant's interest in the Company Stock Fund).

         A Participant may specify from which Investment Fund the loan funds are to be taken, and in the absence of any such designation the Committee shall so specify.


                                      XII-1

         A loan to a Participant shall be considered an earmarked investment of such Participant's Account. Loan funds shall be taken first from the Additional Employee Contribution Account and then, to the extent necessary, from the Rollover Account and the Employee Salary Deferral Contribution Account, in that order. Loan funds shall not be taken from the Employer Contribution Account. Repayments of loans shall reduce the amount of the loan investment in the Employee Loan Fund and shall be invested in one or more of the Investment Funds in accordance with the Participant's then current investment election.

         Loans made pursuant to this Section from a Participant's Account shall be limited in amount to the lesser of:

                  (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan, or any other qualified plan maintained by the Employer, to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                  (ii) one-half (1/2) of the present value of the Participant's vested Accrued Balance.


                                      XII-2

         Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

         (1) the identity of the person or positions authorized to administer the Participant loan program;

         (2)      a procedure for applying for loans;

         (3)      the basis on which loans will be approved or denied;

         (4) limitations, if any, on the types and amounts of loans offered;

         (5) the procedure under the program for determining a reasonable rate of interest;

         (6)      the types of collateral which may secure a Participant loan;
                  and

         (7) the events constituting default and the steps that will be taken to preserve Plan assets.

         Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan.


                                      XII-3

Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

         12.2 USERRA Compliance. Effective December 12, 1994, loan repayments will be suspended under this Plan, as permitted under Code Section 414(u).


                                      XII-4

                                  ARTICLE XIII
                               TERMINATION OF PLAN

         13.1 Termination. The Employer hopes to continue the Plan and its contributions to the Trust Fund indefinitely. Nevertheless, each Employer maintains the right to suspend, terminate, or completely discontinue contributions under the Plan with respect to its Employees. Upon any full or partial termination of the Plan or complete discontinuance of contributions by an Employer hereunder, all affected Participants who are Employees of such Employer shall become vested in the Accrued Balances in their Accounts.

         13.2 Distribution. Upon (1) the termination of the Plan, (2) the complete discontinuance of contributions by an Employer to the Trust Fund, or
(3) the termination of the liability of an Employer, as provided for in Section
13.1 hereof, the Committee shall make a final allocation of Employer Contributions, if any, and net earnings or losses in the manner prescribed herein to the Accounts of Participants who are Employees of such Employer. Thereafter, the funds in the Account of each such Participant shall be paid and distributed to such person in a lump sum upon the earliest of (1) a date that is not more than 60 days following the later of termination of the Plan or the receipt of a favorable determination letter (if requested) from the Internal Revenue Service following such termination, but only if another defined contribution plan (other than an employee stock ownership plan) has not been established or is not maintained by the Employer, (2) the Participant's attainment of age 59 1/2,


                                     XIII-1

(3) the Participant's termination of employment with the Employer, (4) the Participant's Total Disability, or (5) the Participant's death.

         13.3 Final Expenses. Notwithstanding anything to the contrary herein, all expenses of administration of the Trust Fund, and other expenses incident to the termination and distribution of the Trust Fund, incurred after the termination of the Plan shall be paid from the Trust Fund as directed by the Committee.


                                     XIII-2

                                   ARTICLE XIV
                                AMENDMENT OF PLAN


         14.1 Amendment. The Company shall have the right, by action of the Pension Trust Committee of the Board, to modify or amend this Plan, in whole or in part, at any time and from time to time; provided, however, that no such action shall adversely affect Participants to the extent of their vested benefits, nor shall such action decrease a Participant's accrued benefit or eliminate an optional form of distribution. Any such modification or amendment may be made retroactively.

         If the Plan should at any time become a transferee of a plan which is subject to the requirements of Section 401(a)(11)(A) of the Code, the Plan shall be amended to meet said requirements.

         14.2 Change in Vesting. If an amendment or a change in the top-heavy status of the Plan changes the vesting schedule of the Plan, as set forth in
Section 9.1 hereof, any Participant having three (3) or more Years of Eligibility Service on the date which is sixty (60) days after such amendment or change is adopted or becomes effective (or, if later, sixty (60) days after written notice of the amendment or change is given) may, within a reasonable time after the effective date of the amendment or change, elect to remain subject to the vesting schedule in effect prior to such amendment or change.


                                      XIV-1

         14.3 Trustee. The Committee shall deliver a copy of each amendment to the Plan, and the Board resolution adopting the same, to the Trustee promptly after its adoption. No amendment shall be made that would adversely affect the Trustee or impose additional duties on it without the Trustee's written consent thereto.


                                      XIV-2

                                   ARTICLE XV
                                CLAIMS PROCEDURE

         15.1 Claims. Each Participant and Beneficiary of the Plan shall submit all claims for benefits, claims relating to the amount or manner of any distribution, and any other request relating to any Account, in writing, to the Administrator of the Plan. The Administrator shall within a reasonable period of time, but not later than 60 days after receipt thereof, either approve or deny such claim or request either wholly or in part, and notify the claimant in writing of the action taken.

         15.2 Notice of Denial. If such claim or request is wholly or partially denied, the written notice of the Administrator shall set forth in a manner calculated to be understood by the claimant:

         (a)      specific reasons for the denial;

         (b) specific references to the pertinent Plan provisions on which the denial is based;

         (c) specific references to any additional material or information necessary for the claimant to perfect review of the claim and an explanation of why such material or information is necessary; and

         (d)      an explanation of the Plan's claims review procedure.

         If the notice of the denial is not furnished to the Participant in accordance with this section within a reasonable period of time, such participant's claim shall be deemed denied.

         15.3 Review. Upon denial of such a claim or request, the claimant shall be entitled within 60 days after the receipt of written notice of denial by the
Administrator:

         (a) to request, in writing, a review by the Committee of the denial;

         (b)      to review pertinent documents; and

         (c)      to submit issues and comments in writing.

         The Committee shall render a decision on its review of the denial promptly, but not later than 60 days after the receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered not later than 120 days after the receipt of a request for review. If the Committee's decision on review is not furnished to the Participant within the time limitations described herein, the claim shall be deemed denied upon review.

         The decision of the Committee shall be in writing and shall set forth reasons therefor stated in a manner calculated to be understood by the claimant, including specific references to the pertinent Plan provisions. Determinations, decisions and other actions of the Committee, taken in accordance with the provisions hereof shall be made in a uniform, non-discriminatory manner and shall be final, conclusive and binding on all parties.

                                   ARTICLE XVI
                                   THE TRUSTEE

         16.1 All contributions hereunder to the Trust Fund shall be held, in trust, by such Trustee as may be selected by the Committee, from time to time, under a trust agreement approved by the Board, with such powers in the Trustee as to investment, reinvestment, control and disbursement of all or part of the Trust Fund as shall be in accordance with the provisions hereof.


                                      XVI-1

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

         17.1 The Plan and the Trust provided for hereunder are created for the exclusive benefit of the Participants and their Beneficiaries. Under no circumstances whatsoever shall any assets of the Trust Fund ever revert to, or be used or enjoyed by, the Employer, or any successor thereto, nor shall any such assets ever be used other than for the exclusive benefit of the Participants or their Beneficiaries.

         17.2 No Participant or Beneficiary shall have any legal or equitable right or interest in the Trust Fund established hereunder, or in any annuity contract purchased hereunder, except as expressly provided for herein, and no Employee shall be deemed to possess a right to share in any moneys allocated by the Committee as hereinabove set forth, except as herein provided.

         17.3 Participation in the Plan shall not give any Participant the right to be retained in the service of the Employer or any right or claim to a retirement pension unless the right to such retirement pension is provided for herein.

         17.4 Whenever an Employer is permitted or required under the terms of this Plan to take any action, it shall be done by its Board of Directors and shall be evidenced by proper resolutions certified by the Secretary thereof.


                                     XVII-1

         17.5 The Plan shall not be automatically terminated by the Company's acquisition by, or merger into, any other company. The Plan shall be continued after such merger if the successor company agrees to continue the Plan. All rights to amend or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger.

         The merger or consolidation with, or transfer of assets and liabilities to, any other qualified retirement plan shall be permitted only if the benefit each Participant would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan been terminated immediately before any such transaction.

         17.6 To the extent permitted by law and with the exception of payments pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code, no benefit payable hereunder shall be subject in any manner to anticipation, assignment, garnishment, or pledge. Any attempt to anticipate, assign, garnish or pledge the same will be of no effect. No such benefits will be in any manner liable for or subject to the debts, liabilities, or torts of any Participant, and if any Participant is adjudicated bankrupt or attempts to anticipate, assign, or pledge any such benefits, then such benefits will, in the discretion of the Committee, cease. In such event, the Committee will have the authority to cause the same or any part thereof to be held or applied to or for the benefit of such Participant, his spouse, his children or other dependents, or any of them, in such manner and in such proportion as the Committee may in its discretion deem proper.


                                     XVII-2

         Notwithstanding any provision of this Section to the contrary, an offset to a Participant's Account against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Code Sections 401(a)(13)(C) and (D).

         17.7 A Participant shall not, with or without cause, be divested of any portion of his Accrued Balance that is vested under the terms of the Plan.

         17.8 Notwithstanding any other provisions of the Plan, a former Participant shall not be entitled to payment of duplicate benefits upon again becoming a Participant.

         17.9 The headings of the Sections herein are for reference only. In the event of a conflict between such a heading and the content of a Section, the content of the Section shall control.

         17.10 If any person to whom a benefit is payable hereunder is an infant, or if the Committee determines that any person to whom a benefit is payable is incapable by reason of physical or mental disability of taking care of his own affairs, the Committee shall have power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Committee or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the obligation of the Employer, the Trust Fund, the Trustee and the Committee to make such payments.


                                     XVII-3

         17.11 The interpretation of the provisions hereof and the administration of the Plan shall be governed, to the extent applicable, by the Act and, to the extent the Act is not applicable, by the laws of Connecticut.


                                     XVII-4

                                  ARTICLE XVIII
                            TOP-HEAVY PLAN PROVISIONS




          (Sections 18.1-18.10 provide definitions for Article XVIII.)




         18.1 Compensation. Compensation of an Employee which is reportable on Form W-2 for the calendar year ending with or within the Plan Year.

         18.2 Key Employee. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was an officer of the Employer with Compensation greater than 150 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code and such individual's ownership interest exceeds 1/2 percent, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code.

         18.3 Top-Heavy Plan. For any Plan Year, this Plan is top-heavy if any of the following conditions exist:


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         (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

         (b) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60 percent.

         (c) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

         18.4     Top-Heavy Ratio.

         (a) The Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the Determination Period(s)), and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the Determination Period(s)) under the aggregated defined contribution plan or


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                  plans for all Participants and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the Determination Period.

         (b) For purposes of (a) above, the value of account balances and the Present Value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed any services for any Employer maintaining the Plan at any time during the Determination Period shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the Regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Date(s) that falls within the same calendar year.


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         18.5 Permissive Aggregation Group - The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         18.6 Required Aggregation Group - (1) Each qualified plan of the Employer in which at least one Key Employee participated during the Determination Period, and (2) any other qualified plan of the Employer which enabled a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code during the Determination Period.

         18.7 Determination Date - For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

         18.8 Determination Period - The Plan Year containing the Determination Date and the four (4) preceding Plan Years.

         18.9 Valuation Date - For purposes of computing the Top-Heavy Ratio, the Valuation Date shall be the normal annual valuation date for the Plan.

         18.10 Present Value - For purposes of computing the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest as follows:


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         Interest Rate:    5%
         Mortality Table:  1971 TPF&C Forecast Mortality Table

         18.11 If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the following provisions shall supersede any conflicting provision in the Plan:

         (a)      Minimum Allocations.

                  (i) Except as otherwise provided in (ii) and (iii) below, for any Plan Year in which this Plan is a Top-Heavy Plan, the Employer Contributions allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan).


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         (ii) The provision in (i) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

         (iii) The provision in (i) above shall not apply to any Participant to the extent the Participant is a Participant in The Connecticut Water Company Employees' Retirement Plan which shall provide the minimum allocation or benefit applicable to Top-Heavy Plans.

         (b) Additional Limitation. With respect to any Plan Year for which the Plan is determined to be a Top-Heavy Plan, paragraph
                  (2)(B) and (3)(B) of Section 415(e) of the Code, as incorporated in Section 8.6 hereof, shall be applied by substituting "1.0" for "1.25 percent" in the calculation of the defined benefit and defined contribution fractions unless the requirements of Section 416(h)(2) of the Code are met.


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